SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

M&F Bancorp, Inc. (the “Company”), the parent company of Mechanics and Farmers Bank, Durham, North Carolina (the “Bank”), announces that its principal financial officer, Fohliette W. Becote, has informed the Company and the Bank after a leave of absence due to illness of her decision to take early retirement effective March 31, 2005. Ms. Becote served as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Bank as well as Secretary and Treasurer of the Company. The Board of Directors would like to thank Ms. Becote for her 22 years of service to the Bank and the Company.

On March 10, 2005, the Company’s Board of Directors had appointed Allan Sturges as Acting Chief Financial Officer of the Company as a result of a leave of absence taken by Ms. Becote. Mr. Sturges will continue to act in that position. Since 2004, Mr. Sturges has served as Vice President and Comptroller of the Bank and will continue to hold those positions. Prior to that, Mr. Sturges was employed as the Chief Financial Officer of Consolidated Bank & Trust Company, Richmond, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Lee Johnson, Jr.
Lee Johnson, Jr.
President and CEO

Dated: March 28, 2005